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                               [UNITED AUTO LOGO]


[UNITEDAUTO LOGO]

                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE



          UNITEDAUTO REPORTS RECORD THIRD QUARTER REVENUES AND EARNINGS
              14TH CONSECUTIVE QUARTER OF SAME STORE REVENUE GROWTH
          ------------------------------------------------------------

                 Income From Continuing Operations Increased 70%
                       Earnings Per Share From Continuing
                            Operations Increased 46%
          ------------------------------------------------------------

         DETROIT, MI, OCTOBER 29, 2002 - United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced record results for third quarter 2002 with double-digit growth in revenues, income and earnings per share. The record results were driven by strong retail vehicle, service and parts, and finance and insurance revenues, which increased 38%, 36% and 30%, respectively, and reduced borrowing costs.

         Third quarter revenues increased 37% to $2.1 billion, and income and earnings per share from continuing operations increased 70% and 46% to $22.6 million and $0.54, respectively. Earnings per share reflect an 18% increase in weighted average shares outstanding. Excluding the effect of goodwill amortization in the third quarter 2001, income from continuing operations and related earnings per share increased 40% and 17%, respectively, over the prior year.

         For the nine months ended September 30, 2002, revenues increased 28% to $5.6 billion and income and earnings per share from continuing operations increased 85% and 51% to $60.9 million and $1.48, respectively. Earnings per share reflect a 23% increase in weighted average shares outstanding. Excluding the effect of goodwill amortization in the nine months 2001, income from continuing operations and related earnings per share increased 48% and 20%, respectively, over the prior year.

         Chairman Roger Penske commented, "I am delighted with the performance of UnitedAuto during the third quarter. Our business continues to demonstrate its resiliency because of its diverse revenue streams and our variable cost structure. We also continue to see the benefits of our facility investment program which is paying dividends as reflected by our industry-leading same store sales growth. Our same store high margin service and parts business continued its steady growth, increasing 6.3% during the third quarter, while overall service and parts gross margin




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increased 250 basis points. I remain optimistic about our business over the balance of the year, and our earnings guidance of $1.82 - 1.86 per share from continuing operations remains unchanged."

         President Sam DiFeo stated, "I believe our consistent same store growth is the result of our customer satisfaction focus which drives repeat and referral business. Same store retail revenue increased 7.4%, and related retail gross profit also increased by 6.1%. We also achieved same store revenue growth for both our domestic and foreign nameplates. I am convinced that our customer focus will yield increasing dividends in the future."

         Periodically, the Company examines its dealership portfolio and divests of dealerships that are not strategic. During 2002, the Company has divested or has entered into definitive agreements to divest five dealerships, which have been treated as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144. Including the impact of the divested dealership operations, net income and earnings per share were $22.0 million and $0.53 per share, respectively, in the third quarter and $61.6 million and $1.50 per share for the nine months.

         UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 126 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

         UnitedAuto will host a conference call discussing financial results relating to third quarter 2002 on Tuesday, October 29, 2002 at 2 P.M. Eastern time. Advance registration is not required. Participants must call (800) 230-1096 (INTERNATIONAL, PLEASE CALL (612) 332-0107). Calls need to be made shortly before the call is to commence. Please provide the leader's name - ROGER PENSKE - as well as the code UAG3Q. The conference call cannot be accessed without this information. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties, which could affect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

Media Contact:
Phillip M. Hartz
Senior VP - Corporate Communications
248-648-2610


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                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                Three Months Ended            Nine Months Ended
                                                   September 30,                 September 30,
                                           --------------------------      --------------------------
                                              2002            2001            2002           2001
                                              ----            ----            ----           ----
New Vehicles                               $1,227,100      $  914,577      $3,303,753      $2,618,117
Used Vehicles                                 411,161         272,765       1,106,603         807,329
Finance and Insurance                          49,920          38,306         133,283         106,705
Service and Parts                             207,586         152,247         565,221         435,614
Fleet                                          32,604          37,097          93,355         119,061
Wholesale                                     131,232          91,059         355,422         263,463
                                           ----------      ----------      ----------      ----------
     Total Revenues                         2,059,603       1,506,051       5,557,637       4,350,289
Cost of Sales                               1,771,953       1,294,050       4,767,825       3,745,316
                                           ----------      ----------      ----------      ----------
     Gross Profit                             287,650         212,001         789,812         604,973
SG&A Expenses                                 229,803         171,411         631,596         487,364
                                           ----------      ----------      ----------      ----------
     Operating Income                          57,847          40,590         158,216         117,609
Floor Plan Interest Expense                    (9,082)         (8,998)        (26,023)        (31,577)
Other Interest Expense                         (9,990)         (7,992)        (27,834)        (27,217)
                                           ----------      ----------      ----------      ----------
     Income from Continuing
       Operations Before Minority
       Interests and Income Taxes              38,775          23,600         104,359          58,815
Minority Interests                               (458)            (66)         (1,383)           (364)
Income Tax Provision                          (15,704)        (10,266)        (42,035)        (25,583)
                                           ----------      ----------      ----------      ----------
     Income from Continuing
       Operations                              22,613          13,268          60,941          32,868
Income (Loss) of Discontinued
     Operations, Net of Tax (Including
     Gain on Disposal of $499)                   (624)            220             648             595
                                           ----------      ----------      ----------      ----------
     Net Income                            $   21,989      $   13,488      $   61,589      $   33,463
                                           ==========      ==========      ==========      ==========
Income from Continuing Operations
     Per Diluted Share                     $     0.54      $     0.37      $     1.48      $     0.98
                                           ==========      ==========      ==========      ==========
Diluted Earnings Per Share                 $     0.53      $     0.38      $     1.50      $     1.00
                                           ==========      ==========      ==========      ==========
Diluted Weighted Average Shares
     Outstanding                               41,733          35,418          41,168          33,550
                                           ==========      ==========      ==========      ==========
EBITDA (a)                                 $   54,221      $   40,159      $  147,955      $  110,277
                                           ==========      ==========      ==========      ==========



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                            SAME STORE RETAIL REVENUE

New Vehicles              $  980,992     $  898,629     $2,546,520   $2,380,496
Used Vehicles                271,701        266,744        729,399      729,157
Finance and Insurance         37,077         33,605         97,395       88,614
Service and Parts            158,898        149,520        424,708      399,873
                          ----------     ----------     ----------   ----------
      Total               $1,448,668     $1,348,498     $3,798,022   $3,598,140
                          ==========     ==========     ==========   ==========

(a) EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation was $5.5 million and $3.6 million in the three months ended September 30, 2002 and 2001, respectively, and was $15.8 million and $9.7 million in the nine months ended September 30, 2002 and 2001, respectively. Amortization was $5.0 and $14.6 million in the three and nine months ended September 30, 2001, respectively.


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                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)

                                                                  9/30/02             12/31/01
                                                               ----------           ----------
ASSETS                                                         (unaudited)
Cash and Cash Equivalents                                      $      685           $    2,952
Accounts Receivable, Net                                          305,313              239,610
Inventories                                                       885,805              611,889
Other Current Assets                                               33,821               16,081
                                                               ----------           ----------
     Total Current Assets                                       1,225,624              870,532
Property and Equipment, Net                                       274,259              181,290
Intangible Assets, Net                                            957,390              772,737
Other Assets                                                       75,932               84,098
                                                               ----------           ----------
     Total Assets                                              $2,533,205           $1,908,657
                                                               ==========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Floor Plan Notes Payable                                       $  790,850           $  586,620
Accounts Payable and Accrued Expenses                             300,241              157,730
Current Portion Long - Term Debt                                    9,217                4,202
                                                               ----------           ----------
     Total Current Liabilities                                  1,100,308              748,552
Long - Term Debt (a)                                              646,793              551,648
Other Liabilities                                                  96,703               92,774
                                                               ----------           ----------
     Total Liabilities                                          1,843,804            1,392,974
Stockholders' Equity                                              689,401              515,683
                                                               ----------           ----------
     Total Liabilities and Stockholders' Equity                $2,533,205           $1,908,657
                                                               ==========           ==========

(a) Includes $300.0 million of 9.625% subordinated notes. Undrawn capacity under the Company's credit facility was $358.7 million as of September 30, 2002.


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                             UNITED AUTO GROUP, INC.
                                  Selected Data

                                                                         Three Months Ended               Nine Months Ended
                                                                            September 30,                    September 30,
                                                                            -------------                    -------------
                                                                        2002              2001           2002            2001
                                                                        ----              ----           ----            ----
Units
     New Retail Units                                                   44,432          35,351        119,962         100,016
     Used Retail Units                                                  20,792          16,792         58,092          49,278
                                                                        ------          ------        -------         -------
          Total Retail Units                                            65,224          52,143        178,054         149,294
                                                                        ======          ======        =======         =======

Revenue Mix
     New Vehicles                                                        59.5%           60.7%          59.4%           60.2%
     Used Vehicles                                                       20.0%           18.1%          19.9%           18.5%
     Finance and Insurance                                                2.4%            2.5%           2.4%            2.5%
     Service and Parts                                                   10.1%           10.1%          10.2%           10.0%
     Fleet                                                                1.6%            2.5%           1.7%            2.7%
     Wholesale                                                            6.4%            6.1%           6.4%            6.1%

Retail Gross Margin - by Product
     New Vehicles                                                         8.2%            8.4%           8.5%            8.3%
     Used Vehicles                                                        9.7%           10.7%          10.2%           10.6%
     Finance and Insurance                                              100.0%          100.0%         100.0%          100.0%
     Service and Parts                                                   47.3%           44.8%          46.9%           44.7%

Gross Profit per Transaction
     New Vehicles                                                       $2,270          $2,167         $2,329          $2,179
     Used Vehicles                                                       1,915           1,737          1,943           1,731
     Finance and Insurance                                                 765             735            742             715

Same Store Retail Revenue Growth
     New Vehicles                                                         9.2%            5.1%           7.0%            7.1%
     Used Vehicles                                                        1.9%            4.9%            --%            2.7%
     Finance and Insurance                                               10.3%           22.6%           9.9%           16.5%
     Service and Parts                                                    6.3%            7.7%           6.2%            4.7%

Debt to Total Capital Ratio                                                49%             53%            49%             53%


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